Exhibit 32.2

Certification of

Chief Financial Officer

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

I, Robert L. Clayton, Chief Financial Officer and Treasurer of Spherix Incorporated (the “Company”), in compliance with Section 906 of the Sarbanes-Oxley Act of 2002, hereby certify that, to the best of my knowledge, the Company’s Annual Report on Form 10-K for the period ended December 31, 2010 (the “Report”) filed with the Securities and Exchange Commission:

•                  Fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

•                  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Robert L. Clayton
Robert L. Clayton
Chief Financial Officer and Treasurer
March 30, 2011

A signed copy of this written statement required by Section 906 has been provided to Spherix Incorporated and will be retained by Spherix Incorporated and furnished to the Securities and Exchange Commission or its staff upon request.